Exhibit 99.1

RDA Reaches Agreement with Key Stakeholders to Significantly Reduce Indebtedness

•	Meaningful De-Leveraging Through a Consensual Pre-Negotiated Reorganization as Secured Noteholders Agree to Convert Approximately $465 million of Debt to Equity

•	Files Voluntary Chapter 11 Petitions to Restructure U.S. Operations With the Support of Secured Lenders

•	Court Process Expected to Conclude In Less Than Six Months

•	RDA Secures Commitment for $105 million in Debtor-in-Possession Financing, Solidifying Significant Liquidity for Operations

•	Post Emergence from Chapter 11, Debt Burden Will Be Reduced By Approximately 80%

•
Will Enable Company to Continue to Execute Key Operational Initiatives Including a Sharpened Focus On Strong Core Publishing Brands, Building On Its Successful Digital Transformation and the Evolution of Its International Businesses

NEW YORK, Feb. 17, 2013 - RDA Holding Co., parent company of The Reader's Digest Association, Inc., announced today that it has reached a consensual agreement on the terms of a financial restructuring with both its secured lender and over 70% of its secured noteholders. The agreement is a key component of the Company's ongoing comprehensive transformation plan.
In order to implement the financial restructuring, the Company today filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. The filing is limited to the U.S. business and is expected to conclude in less than six months. The Company's international operations, including Canada, are not part of the filing.
In conjunction with the Chapter 11 filing, the Company executed a Restructuring Support Agreement with its secured lender and its secured noteholders. The Agreement will result in, among other things, the Company converting approximately $465 million of secured notes to equity, which will strengthen the Company by significantly deleveraging its balance sheet. It is currently anticipated that the Company will exit Chapter 11 with roughly $100 million of debt, about an 80% reduction in its level of indebtedness.
A group of secured noteholders has agreed to provide the Company with up to $45 million in new financing to support its operations during this process as part of a $105 million facility that will repay in full its existing bank debt. The new money financing is open to noteholders who agree to support the restructuring. Management is confident that this new funding will provide the Company with sufficient liquidity to complete the Chapter 11 process. The financing is subject to Bankruptcy Court approval.
"After considering a wide range of alternatives, we believe this course of action will most effectively enable us to maintain our momentum in transforming the business and allow us to capitalize on the growing strength and presence of our outstanding brands and products," said Robert E. Guth, the Company's President and Chief Executive Officer. "The complex transformation that we began 18 months ago under the leadership of a new senior management team has resulted in a more streamlined, more focused, and more profitable business, but we have unfortunately been unable to align our debt levels correspondingly. The Chapter 11 process, which will facilitate a significant debt reduction, will enable us to continue to redefine our business by focusing our resources on our strong North America publishing brands, which have shown a new vitality as a result of our transformation efforts, particularly in the digital arena."
"I am extremely grateful for the hard work and ongoing dedication of all our employees who are responsible for the great strides we are making and who share a strong pride in our heritage and our culture. I'm certain that this team will approach this restructuring milestone with the same level of professionalism and character that has seen us through prior challenges," Mr. Guth continued.
The Chapter 11 filing is not expected to impact the Company's day-to-day operations. The Company will continue to market and publish all of its U.S. publications during this process, as well as its international publications. In addition, with respect to its international business and consistent with its ongoing strategy, the Company continues to pursue agreements to sell and license international businesses and expects to finalize certain agreements in the coming weeks.
The Company has filed a variety of first day motions with the Court that, with Court approval, will allow it to continue to conduct business in the ordinary course without interruption. These include a request for authority to continue paying employees and its network of freelancers on normal schedules as well as the request to honor all of its customer programs, including those for its sweepstakes winners. The Company expects to receive approval for these motions shortly. The Company's qualified pension plan remains overfunded and will continue to be used to support its retirees. Suppliers and vendors will be paid for goods and services provided to the Company after the February 17, 2013 filing.
In addition to its Chapter 11 action, the Company also filed certain required notices with the Securities and Exchange Commission to suspend its SEC reporting obligations consistent with SEC rules and regulations. Throughout the Chapter 11 process financial information on the Company will continue to be available through the Court docket. For more information regarding this announcement, please visit the Restructuring tab of www.rda.com.
About The Reader's Digest Association, Inc.
Reader's Digest Association (RDA) is a global media and direct marketing company that educates, entertains and connects consumers around the world with products and services from trusted brands. For more than 90 years, flagship brand Reader's Digest, the world's largest circulation magazine, has simplified and enriched consumers' lives by discovering and expertly selecting the most interesting ideas, stories, experiences and products in health, home, family, food, finance and humor. Taste of Home is the world's largest circulation food publication and is the leading multi-platform producer of information on food, cooking and entertaining. Other brands include The Family Handyman, Birds & Blooms, Country, and many other enthusiast titles in the U.S. and internationally. The company provides content in print; online; via digital download on iPad, mobile apps, Kindle, KindleFire, Nook, Sony Reader and Zinio; books and home entertainment products; Facebook, Twitter and other social media outlets. Further information about the company can be found at www.rda.com.
Forward-looking Statements
This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "commence," "seek," "may," "would," "could," "should," "believe," "potential," "continue," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements about our operations, financial condition and liquidity, strategies, business initiatives, prospects, expectations regarding future events and our financial performance and the development of the industry in which we operate, are forward-looking statements that involve certain risks and uncertainties. While these statements represent the Company's current judgment on what the future may hold, and the Company believes these judgments are based upon reasonable assumptions, these statements are not guarantees of any events or financial results, and the company's actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include those risks described in our annual report found on Form 10-K which was filed with the Securities and Exchange Commission on March 29, 2012.
You should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made.

The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

For further information contact:
David Press, FEVERPRESS
917-721-7046
David@feverpress.com

Tom Becker, Sitrick And Company
212-573-6100
Tom_Becker@sitrick.com